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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement on Form S-8 pertaining to the Tuboscope Inc. Deferred Compensation Plan and to the incorporation by reference therein of our report dated February 4, 1998 (except for Note 13, as to which the date is February 25, 1998), with respect to the consolidated financial statements and schedules of Tuboscope Inc. included in the Registration Statement (Form S-4 No. 333-51115) filed with the Securities and Exchange Commission.


                                    /s/ERNST & YOUNG LLP

Houston, Texas
June 1, 1998

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